UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LM FUNDING AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3844457
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, with each Unit consisting of one share of Common Stock and one Warrant	The NASDAQ Capital Market
Common Stock, $0.001 (USD) par value per share	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-205232

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Units, the Common Stock, and the Warrants of LM Funding America, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “DESCRIPTION OF SECURITIES” in the prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on August 27, 2015 (Registration No. 333-205232), as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Certificate of Incorporation of LM Funding America, Inc., as amended.

3.2*	By-Laws of LM Funding America, Inc.

4.1*	Form of Warrant Agreement.

4.2*	Form of Stock Certificate.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LM Funding America, Inc.

Date: October 22, 2015	By:	/s/ Stephen Weclew
Name: Stephen Weclew
Title: Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Accounting Officer and Principal Financial Officer)